Exhibit 99.1

THE TILE SHOP REPORTS THIRD Quarter 2023 RESULTS

MINNEAPOLIS – November 2, 2023 – Tile Shop Holdings, Inc. (Nasdaq: TTSH) (the “Company”), a specialty retailer of natural stone, man-made and luxury vinyl tiles, today announced results for its third quarter ended September 30, 2023.

Third Quarter Summary

Net Sales Decreased 5.2%

Comparable Store Sales Decreased 4.9%

Gross Margin of 64.7%

Net Income of $1.8 Million and Adjusted EBITDA of $8.3 Million

Diluted Earnings per Share of $0.04

Reduced Long-Term Debt by $10.0 Million in the Third Quarter and $35.4 Million Year-to-Date

Management Commentary – Cabell Lolmaugh, CEO

“We again displayed the cash flow power of our model as we reduced our debt levels by $10 million during the third quarter of 2023 and by over 75% since the beginning of the year. This was made possible by the steps we’ve taken to effectively drive our business and reduce inventory levels despite facing tough macro-economic conditions. Rising interest rates and lower housing turnover challenge our industry and we believe these factors contributed to lower levels of traffic and comparable store sales in our business during the third quarter. While we anticipate the macro headwinds will persist in the near term, we remain confident in the steps we’re taking to position the Company for long-term success.”

	Three Months Ended		Nine Months Ended
(unaudited, dollars in thousands, except per	September 30,		September 30,
share data)	2023	2022	2023	2022
Net sales	$92,112	$97,154	$292,688	$307,230
Net sales (decline) growth(1)	(5.2)%	5.3%	(4.7)%	9.5%
Comparable store sales (decline) growth(2)	(4.9)%	5.3%	(4.3)%	9.5%
Gross margin rate	64.7%	66.5%	64.4%	65.9%
Income from operations as a % of net sales	3.1%	5.7%	5.0%	6.5%
Net income	$1,844	$3,823	$9,435	$14,250
Net income per diluted share	$0.04	$0.08	$0.22	$0.28
Adjusted EBITDA	$8,257	$12,223	$32,154	$40,645
Adjusted EBITDA as a % of net sales	9.0%	12.6%	11.0%	13.2%
Number of stores open at the end of period	143	143	143	143

(1)	As compared to the prior year period.

(2)	The comparable store sales operating metric is the percentage change in sales of comparable stores period over period. A store is considered comparable on the first day of the 13th full month of operation. When a store is relocated, it is excluded from the comparable store sales calculation. Comparable store sales includes total charges to customers less any actual returns. The Company includes the change in allowance for anticipated sales returns applicable to comparable stores in the comparable store sales calculation.

THIRD QUARTER 2023

Net Sales

Net sales for the third quarter of 2023 decreased $5.0 million, or 5.2%, compared with the third quarter of 2022. Sales decreased at comparable stores by 4.9% during the third quarter of 2023 compared to the third quarter of 2022, primarily due to a decrease in traffic, which was partially offset by an increase in average ticket value.

Gross Profit

Gross profit decreased $5.0 million, or 7.8%, in the third quarter of 2023 compared to the third quarter of 2022. The gross margin rate was 64.7% in the third quarter of 2023, which increased sequentially from 64.2% during the second quarter of 2023, but was below the 66.5% margin rate reported during the third quarter of 2022. The decrease in the gross margin rate when compared to the third quarter of 2022 was primarily due to inflationary cost pressures which resulted in an increase in the cost of products sold as compared to last year. These cost increases were partially offset by an increase in our average selling prices.

Selling, General and Administrative Expenses

Selling, general and administrative expenses decreased $2.4 million, or 4.0%, in the third quarter of 2023 compared to the third quarter of 2022. The decrease was due to a $1.7 million decrease in variable selling expenses, a $1.1 million decrease in depreciation expense and a $1.0 million decrease in transportation expenses. These decreases were partially offset by the one-time lease exit benefit of $0.8 million that was recognized in the third quarter of 2022 and not repeated in 2023 and a $0.7 million increase in marketing expenses.

Provision for Income Taxes

The provision for income taxes for the third quarter of 2023 and 2022 was $0.5 million and $1.4 million, respectively. The decrease in the provision for income tax was due to a decrease in pretax income. Our effective tax rate was 22.4% and 26.3% in the third quarter of 2023 and 2022, respectively. The decrease in the effective tax rate is largely due to tax benefits associated with employee equity award vestings.

Capital Structure and Liquidity

Since the beginning of the year, we have repaid $35.4 million of borrowings on our line of credit, which reduced our debt balance to $10.0 million as of September 30, 2023. Cash and cash equivalents increased sequentially from the second quarter of 2023 by $1.8 million and since the beginning of the year by $10.4 million to $16.4 million on September 30, 2023.

NON-GAAP INFORMATION

Adjusted EBITDA

Adjusted EBITDA for the third quarter of 2023 was $8.3 million compared with $12.2 million for the third quarter of 2022. See the table below for a reconciliation of GAAP net income to Adjusted EBITDA.

	Three Months Ended
	September 30,
($ in thousands, unaudited)	2023	% of net sales	2022	% of net sales (1)
GAAP net income	$1,844	2.0%	$3,823	3.9%
Interest expense	453	0.5	319	0.3
Provision for income taxes	532	0.6	1,361	1.4
Depreciation and amortization	5,062	5.5	6,157	6.3
Stock-based compensation	366	0.4	563	0.6
Adjusted EBITDA	$8,257	9.0%	$12,223	12.6%

	Nine Months Ended
	September 30,
($ in thousands, unaudited)	2023	% of net sales	2022	% of net sales
GAAP net income	$9,435	3.2%	$14,250	4.6%
Interest expense	1,920	0.7	786	0.3
Provision for income taxes	3,333	1.1	4,981	1.6
Depreciation and amortization	16,394	5.6	19,011	6.2
Stock-based compensation	1,072	0.4	1,617	0.5
Adjusted EBITDA	$32,154	11.0%	$40,645	13.2%

(1)	Amounts do not foot due to rounding.

Pretax Return on Capital Employed

Pretax Return on Capital Employed was 12.4% for the trailing twelve months as of the end of the third quarter of 2023 compared to 16.8% for the trailing twelve months as of the end of the third quarter of 2022. See the Pretax Return on Capital Employed calculation in the table below.

2

	September 30,
($ in thousands, unaudited)	2023(1)	2022(1)
Income from Operations (trailing twelve months)	$17,280	$22,947

Total Assets	332,168	347,454
Less: Accounts payable	(24,925)	(30,597)
Less: Income tax payable	(236)	(915)
Less: Other accrued liabilities	(33,957)	(41,534)
Less: Lease liability	(129,654)	(132,660)
Less: Other long-term liabilities	(4,451)	(4,756)
Capital Employed	$138,945	$136,992

Pretax Return on Capital Employed	12.4%	16.8%

(1) Income statement accounts represent the activity for the trailing twelve months ended as of each of the balance sheet dates. Balance sheet accounts represent the average account balance for the trailing four quarters ended as of each of the balance sheet dates.

Non-GAAP Financial Measures

The Company uses several non-GAAP financial measures to manage its business including Adjusted EBITDA, adjusted EBITDA margin and pretax Return on Capital Employed (ROCE). Adjusted EBITDA is calculated by taking net income in accordance with GAAP, and adjusting for interest expense, income taxes, depreciation and amortization, and stock-based compensation expense. Adjusted EBITDA margin is equal to Adjusted EBITDA divided by net sales. The Company calculates ROCE by taking income (loss) from operations divided by capital employed. Capital employed equals total assets less accounts payable, income taxes payable, other accrued liabilities, lease liability and other long-term liabilities. Other companies may calculate both Adjusted EBITDA and ROCE differently, limiting the usefulness of these measures for comparative purposes.

The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. Company management uses these non-GAAP measures to compare Company performance to that of prior periods for trend analyses, for purposes of determining management incentive compensation, for budgeting and planning purposes and for assessing the effectiveness of capital allocation over time. These measures are used in monthly financial reports prepared for management and the Board of Directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other specialty retailers, many of which present similar non-GAAP financial measures to investors.

The Company’s management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitations of these non-GAAP financial measures are that they exclude significant expenses and income that are required by GAAP to be recognized in the Company’s consolidated financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. The Company urges investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures and not to rely on any single financial measure to evaluate the business.

WEBCAST AND CONFERENCE CALL

As announced on October 26, 2023, the Company will host a conference call via webcast for investors and other interested parties beginning at 9:00 a.m. Eastern Time on Thursday, November 2, 2023. The call will be hosted by Cabell Lolmaugh, CEO, Karla Lunan, CFO, and Mark Davis, Vice President of Investor Relations and Chief Accounting Officer.

To participate in the live call, please pre-register here. All registrants will receive dial-in information and a unique PIN. A webcast of the call can be accessed by visiting the Company’s Investor Relations page at www.tileshop.com. A webcast replay of the call will be available on the Company’s Investor Relations page at www.tileshop.com.

The Company intends to use its website, investors.tileshop.com, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Such disclosures will be included on the Company’s website under the heading News and Events. Accordingly, investors should monitor such portions of the Company’s website, in addition to following its press releases, Securities and Exchange Commission filings and public conference calls and webcasts.

3

Contact:

Investors and Media:

Mark Davis

investorrelations@tileshop.com

ABOUT THE TILE SHOP

Tile Shop Holdings, Inc. (Nasdaq: TTSH), is a leading specialty retailer of natural stone, man-made and luxury vinyl tiles, setting and maintenance materials, and related accessories in the United States. The Tile Shop offers a wide selection of high-quality products, exclusive designs, knowledgeable staff and exceptional customer service in an extensive showroom environment. The Tile Shop currently operates 143 stores in 31 states and the District of Columbia.

The Tile Shop is a proud member of the American Society of Interior Designers (ASID), National Association of Homebuilders (NAHB), National Kitchen and Bath Association (NKBA), and the National Tile Contractors Association (NTCA). Visit www.tileshop.com. Join The Tile Shop (#thetileshop) on Facebook, Instagram, Pinterest and Twitter.

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward looking statements include any statements regarding the Company’s strategic and operational plan and expected financial performance. Forward looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward looking statements are based on information available at the time such statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements, including but not limited to unforeseen events that may affect the retail market or the performance of the Company’s stores. The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances. Investors are referred to the most recent reports filed with the Securities and Exchange Commission by the Company.

4

Tile Shop Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

($ in thousands, except per share data)

	(Unaudited)	(Audited)
	September 30,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$16,371	$5,948
Restricted cash	655	1,811
Receivables, net	3,501	3,411
Inventories	98,710	120,952
Income tax receivable	435	3,859
Other current assets, net	10,352	10,422
Total Current Assets	130,024	146,403
Property, plant and equipment, net	65,133	71,095
Right of use asset	119,619	118,501
Deferred tax assets	4,470	6,536
Other assets	3,461	3,287
Total Assets	$322,707	$345,822

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$26,247	$23,506
Income tax payable	113	3
Current portion of lease liability	27,214	27,866
Other accrued liabilities	32,756	31,916
Total Current Liabilities	86,330	83,291
Long-term debt, net	10,000	45,400
Long-term lease liability, net	103,786	103,353
Other long-term liabilities	3,836	5,009
Total Liabilities	203,952	237,053

Stockholders’ Equity:
Common stock, par value $0.0001; authorized: 100,000,000 shares; issued and outstanding: 44,561,554 and 44,377,445 shares, respectively	4	4
Preferred stock, par value $0.0001; authorized: 10,000,000 shares; issued and outstanding: 0 shares	-	-
Additional paid-in capital	128,582	127,997
Accumulated deficit	(9,745)	(19,180)
Accumulated other comprehensive loss	(86)	(52)
Total Stockholders' Equity	118,755	108,769
Total Liabilities and Stockholders' Equity	$322,707	$345,822

5

Tile Shop Holdings, Inc. and Subsidiaries

Consolidated Statements of Income

($ in thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Net sales	$92,112	$97,154	$292,688	$307,230
Cost of sales	32,549	32,542	104,285	104,754
Gross profit	59,563	64,612	188,403	202,476
Selling, general and administrative expenses	56,734	59,109	173,715	182,459
Income from operations	2,829	5,503	14,688	20,017
Interest expense	(453)	(319)	(1,920)	(786)
Income before income taxes	2,376	5,184	12,768	19,231
Provision for income taxes	(532)	(1,361)	(3,333)	(4,981)
Net income	$1,844	$3,823	$9,435	$14,250

Income per common share:
Basic	$0.04	$0.08	$0.22	$0.28
Diluted	$0.04	$0.08	$0.22	$0.28

Weighted average shares outstanding:
Basic	43,522,768	50,423,923	43,385,316	50,674,870
Diluted	43,733,706	50,717,426	43,555,988	51,080,404

Tile Shop Holdings, Inc. and Subsidiaries

Rate Analysis

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Gross margin rate	64.7%	66.5%	64.4%	65.9%
SG&A expense rate	61.6%	60.8%	59.4%	59.4%
Income from operations margin rate	3.1%	5.7%	5.0%	6.5%
Adjusted EBITDA margin rate	9.0%	12.6%	11.0%	13.2%

6

Tile Shop Holdings, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

($ in thousands)

(Unaudited)

	Nine Months Ended
	September 30,
	2023	2022
Cash Flows From Operating Activities
Net income	$9,435	$14,250
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,394	19,011
Amortization of debt issuance costs	193	363
Loss on disposals of property, plant and equipment	(51)	-
Impairment charges	618	-
Non-cash lease expense	19,561	19,418
Stock based compensation	1,072	1,617
Deferred income taxes	2,066	320
Changes in operating assets and liabilities:
Receivables, net	(90)	(902)
Inventories	22,242	(24,305)
Other current assets, net	(302)	(3,479)
Accounts payable	2,490	1,831
Income tax receivable / payable	3,533	(263)
Accrued expenses and other liabilities	(20,989)	(20,676)
Net cash provided by operating activities	56,172	7,185
Cash Flows From Investing Activities
Purchases of property, plant and equipment	(11,046)	(10,340)
Proceeds from the sale of property, plant and equipment	58	-
Net cash used in investing activities	(10,988)	(10,340)
Cash Flows From Financing Activities
Payments of long-term debt	(50,400)	(45,000)
Advances on line of credit	15,000	70,400
Proceeds from exercise of stock options	4	-
Employee taxes paid for shares withheld	(491)	(724)
Repurchases of common stock	-	(15,545)
Debt issuance costs	-	(360)
Net cash (used in) provided by financing activities	(35,887)	8,771
Effect of exchange rate changes on cash	(30)	(75)
Net change in cash, cash equivalents and restricted cash	9,267	5,541
Cash, cash equivalents and restricted cash beginning of period	7,759	10,013
Cash, cash equivalents and restricted cash end of period	$17,026	$15,554

Cash and cash equivalents	$16,371	$12,423
Restricted cash	655	3,131
Cash, cash equivalents and restricted cash end of period	$17,026	$15,554

Supplemental disclosure of cash flow information
Purchases of property, plant and equipment included in accounts payable and accrued expenses	$986	$129
Cash paid for interest	1,960	882
Cash (received) paid for income taxes, net	(2,266)	4,922

7